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                                                                    EXHIBIT 3.46

                                                                          [SEAL]

                            CERTIFICATE OF FORMATION

                                       OF

                          TGIA ACQUISITION COMPANY, LLC

        This Certificate of Formation of TGIA Acquisition Company, LLC (the "Company"), dated March 25, 2002, is being duly executed and filed by Yael Lustmann, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. Section 18-101, ET SEQ.).

        FIRST. The name of the limited liability company formed hereby is TGIA Acquisition Company, LLC.

        SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                      /s/ Yael Lustmann
                                                      --------------------------
                                                          Yael Lustmann
                                                          Authorized Person